EXHIBIT 10.2

FIRST AMENDMENT TO

AEHR TEST SYSTEMS

2023 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT TO AEHR TEST SYSTEMS 2023 EQUITY INCENTIVE PLAN (this “First Amendment”), is made and adopted by the Board of Directors (the “Board”) of Aehr Test Systems, a California corporation (the “Company”), effective as of October 21, 2025 (the “Amendment Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Aehr Test Systems 2023 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 11.4 of the Plan, the Plan may be amended at any time and from time to time by the Board; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, subject to the approval of this First Amendment by the Company’s stockholders.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Amendment Effective Date:

1. Section 2.31. Section 2.31 of the Plan is hereby deleted and replaced in its entirety with the following:

“2.31 “Overall Share Limit” means the sum of (a) 4,000,000 Shares, plus (b) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan as Shares pursuant to Article V.”

2. Section 5.3. Section 5.3 of the Plan is hereby deleted and relaced in its entirety with the following:

“5.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 4,000,000 Shares (as adjusted to reflect any Equity Restructuring) may be issued pursuant to the exercise of Incentive Stock Options.”

3. This First Amendment shall be and, as of the Amendment Effective Date, hereby is incorporated in and forms a part of the Plan.

4. Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.